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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of Reunion Industries, Inc. of our report dated March 26, 1998, except as to Note 2, which was as of April 13, 1998 appearing on page 29 of Chatwins Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and to the incorporation by reference of our report on the Financial Statement Schedule dated March 26, 1998 appearing on page 88 of Chatwins Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

                                          /s/ Price Waterhouse LLP
                                          PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania

June 26, 1998